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                                                                    EXHIBIT 12.1


                  STATEMENT REGARDING COMPUTATION OF DEFICIENCY
           OF EARNINGS TO FIXED CHARGES AND DEFICIENCY OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The Company's deficiency of earnings to fixed charges and deficiency of earnings to combined fixed charges and preferred stock dividends were computed as set forth below.


                    Six Months
                      Ended                         Year Ended December 31,
                     June 30,    --------------------------------------------------------------------
                       2000          1999          1998          1997          1996           1995
                   -----------   -----------   -----------   -----------   -----------    -----------

Interest,
    including
    amounts
    capitalized    $   565,249   $ 1,307,317   $ 1,346,511   $   633,625   $    54,277    $    72,633
                   -----------   -----------   -----------   -----------   -----------    -----------

Amortization
    of debt
    discount
    (premium
    and
    expenses,
    including
    amounts
    capitalized)   $             $                      --            --            --             --
                   -----------   -----------   -----------   -----------   -----------    -----------
Interest factor
    in rental
    expense        $   173,382   $   346,769   $   299,727   $   313,680   $    67,090    $    63,336

Fixed charges      $   738,631   $ 1,654,086   $ 1,646,238   $   947,305   $   121,367    $   135,969

Loss from
    continuing
    operations     $10,131,153   $20,379,392   $ 9,943,969   $ 8,749,424   $ 4,160,090    $ 3,341,984

Add back
    losses from
    equity-
    method
    investments    $             $                      --            --   $  (669,025)   $  (164,136)
                   -----------   -----------   -----------   -----------   -----------    -----------

Deficiency of
    earnings to
    fixed
    charges        $10,869,784   $22,033,478   $11,590,207   $ 9,696,729   $ 3,612,432    $ 3,313,817
                   -----------   -----------   -----------   -----------   -----------    -----------
Preferred stock
    dividends      $   731,250   $ 1,487,700   $ 1,512,900   $   352,320            --             --

Accretion on
    preferred
    stock          $   107,538   $   215,076   $   214,217   $    50,000            --             --
                   -----------   -----------   -----------   -----------   -----------    -----------
Deficiency of
    earnings to
    fixed
    charges and
    preferred
    dividends      $11,708,572   $23,736,254   $13,317,324   $10,099,049   $ 3,612,432    $ 3,313,817
                   -----------   -----------   -----------   -----------   -----------    -----------